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                                                                   EXHIBIT 23(A)


                        CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
Uwharrie Capital Corp
Albemarle, North Carolina

We consent to the incorporation by reference in Post Effective Amendment No. 1 to the Registration Statement of Uwharrie Capital Corp on Form S-8 of our report dated January 21, 2000 on the consolidated financial statements of Uwharrie Capital Corp and Subsidiaries as of and for the years ended December 31, 1999 and 1998, which appears in the 1999 Annual Report on Form 10-KSB of Uwharrie Capital Corp.



/s/ Dixon Odom PLLC
Sanford, North Carolina
April 19, 2000